UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 15, 2011 (September 9, 2011)
CRACKER BARREL OLD COUNTRY STORE, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	0-25225	62-1749513

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
305 Hartmann Drive, Lebanon, Tennessee 37087
(Address of Principal Executive Offices) (Zip code)
(615) 444-5533
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1
EX-10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Sandra B. Cochran Employment Agreement and Appointment to Board of Directors
     On August 1, 2011, Cracker Barrel Old Country Store, Inc. (the “Company”) announced that, on July 28, 2011, the Board of Directors of the Company (the “Board”) appointed Sandra B. Cochran to serve as the Company’s Chief Executive Officer, effective as of September 12, 2011. On September 12, the Board also increased the size of the Board from 12 to 13 members and appointed Ms. Cochran as a director, effective as of September 12, 2011.
     In connection with Ms. Cochran’s appointment as the Company’s Chief Executive Officer, on September 12, 2011, the Company and Ms. Cochran entered into an employment agreement pursuant to which Ms. Cochran will serve as the Company’s President and Chief Executive Officer. Ms. Cochran’s employment agreement provides for a term of four years.
     Pursuant to Ms. Cochran’s employment agreement, she will receive an annual base salary of $900,000 and an annual bonus opportunity with a target of 100% of annual base salary. Additionally, with respect to any of the Company’s long-term incentive plans, all grants of which are currently performance-based, Ms. Cochran’s target percentage under such plans will be 250% of annual base salary. Ms. Cochran will be eligible to participate in the benefit programs generally available to senior executive officers of the Company and will be entitled to an annual paid vacation commensurate with the Company’s established vacation policy applicable to senior executive officers of the Company.
     Ms. Cochran is also entitled to severance and change in control benefits under the terms of her employment agreement. In the event that Ms. Cochran’s employment is terminated without cause or terminated by Ms. Cochran with good reason, Ms. Cochran will be entitled to receive (i) a lump sum payment of accrued obligations, including, among other things, annual base salary through the date of termination to the extent not previously paid and the pro-rata portion of the amounts payable under any then existing incentive or bonus plan applicable to Ms. Cochran for the portion of the year in which the termination occurs (“accrued obligations”), (ii) one and a half times the sum of (x) current annual base salary and (y) target current year bonus payable in installments ratably over 24 months, and (iii) a continuation of life, medical and disability insurance benefits for 24 months. Additionally, Ms. Cochran’s agreement provides for acceleration of vesting of certain equity awards held by Ms. Cochran at the time of termination without cause or with good reason.
     In the event that a change in control of the Company occurs prior to the expiration of the term of Ms. Cochran’s employment agreement, and her employment is terminated without cause or terminated by Ms. Cochran with good reason within 90 days prior to or two years following the change in control, Ms. Cochran will be entitled to receive (i) a lump sum payment of accrued obligations, (ii) a lump sum payment of three times the sum of (x) current annual base salary and (y) target current year bonus, and (iii) a continuation of life, medical and disability insurance benefits for 24 months. Additionally, Ms. Cochran’s agreement provides for acceleration of vesting of certain equity awards held by Ms. Cochran at the time of termination without cause or with good reason in connection with a change in control.

     Pursuant to the terms of Ms. Cochran’s employment agreement, if the Company ceases to employ Ms. Cochran in the capacity of Chief Executive Officer at any time following the expiration of the four-year term, then the Company will pay Ms. Cochran one and a half times annual base salary in installments ratably over 18 months.
     The payment of the foregoing severance and change in control benefits, exclusive of certain accrued obligations, is subject to execution by Ms. Cochran of a release of claims against the Company.
     Ms. Cochran will be subject to noncompetition, nonsolicitation and confidentiality restrictions following the termination of her employment.
     The foregoing description of Ms. Cochran’s employment agreement is qualified in its entirety by reference to its full text, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Michael A. Woodhouse Employment Agreement
     On August 1, 2011, the Company announced that, on July 28, 2011, Michael A. Woodhouse notified the Company of his intention to resign as Chief Executive Officer effective upon Ms. Cochran’s appointment to that position and that Mr. Woodhouse would continue to serve as Executive Chairman of the Company. In connection with Mr. Woodhouse’s resignation as the Company’s Chief Executive Officer, on September 12, 2011, the Company and Mr. Woodhouse entered into an employment agreement pursuant to which Mr. Woodhouse will serve as the Company’s Executive Chairman.
     Unless extended or earlier terminated, Mr. Woodhouse’s employment agreement will terminate on November 30, 2012. Mr. Woodhouse’s employment agreement provides that Mr. Woodhouse will receive an annual base salary of $750,000 and an annual bonus opportunity with a target of 100% of annual base salary. Additionally, with respect any of the Company’s long-term incentive plans, Mr. Woodhouse’s target percentage under such plans will be equal to 150% of annual base salary. These economic provisions are unchanged from those of Mr. Woodhouse’s prior employment agreement with the Company (entered into effective as of March 28, 2011) applicable to his service as Executive Chairman following his resignation from service as Chief Executive Officer.
     Mr. Woodhouse will be eligible to participate in the benefit programs generally available to senior executive officers of the Company and will be entitled to an annual paid vacation commensurate with the Company’s established vacation policy applicable to senior executive officers of the Company.
     Mr. Woodhouse is also entitled to severance and change in control benefits under the terms of his employment agreement. In the event that Mr. Woodhouse’s employment is terminated without cause or terminated by Mr. Woodhouse with good reason, Mr. Woodhouse will be entitled to receive (i) a lump sum payment of accrued obligations, (ii) one and a half times annual base salary payable in installments ratably over 24 months, and (iii) a continuation of life and medical insurance benefits until the later of (x) 18 months after the date of termination of Mr. Woodhouse’s employment, or (y) the expiration of the term of the employment agreement. Additionally, Mr. Woodhouse’s agreement provides for acceleration of vesting of certain equity awards held by Mr. Woodhouse at the time of termination without cause or with good reason.

     In the event that a change in control of the Company occurs during the term of Mr. Woodhouse’s employment agreement, and his employment is terminated without cause or terminated by Mr. Woodhouse with good reason within 90 days prior to or 15 months following the change in control, Mr. Woodhouse will be entitled to receive (i) a lump sum payment of accrued obligations, (ii) a lump sum payment of two times the sum of (x) average annual base salary for the five years prior to his termination and (y) greater of (A) actual annual incentive bonus earned in the fiscal year prior to the current fiscal year or (B) target annual incentive bonus for the year in which his termination occurs, and (iii) a continuation of life and medical insurance benefits until the later of (x) 18 months after the date of the termination of Mr. Woodhouse’s employment, or (y) the expiration of the term of the employment agreement. Additionally, Mr. Woodhouse’s agreement provides for acceleration of vesting of certain equity awards held by Mr. Woodhouse at the time of termination without cause or with good reason in connection with a change in control.
     The payment of the foregoing severance and change in control benefits, exclusive of certain accrued obligations, is subject to execution by Mr. Woodhouse of a release of claims against the Company.
     Mr. Woodhouse will be subject to noncompetition, nonsolicitation and confidentiality restrictions following the termination of his employment.
     The foregoing description of the Mr. Woodhouse’s employment agreement is qualified in its entirety by reference to its full text, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Terry Maxwell Consulting Agreement
     Terry Maxwell, currently the Company’s Senior Vice President—Retail, notified the Company on September 9, 2011 of his intention to retire effective January 27, 2012. In order to secure Mr. Maxwell’s continuing services in a non-executive capacity, on September 12, 2011, the Company entered into a consulting agreement with Mr. Maxwell. Pursuant to the consulting agreement, Mr. Maxwell’s current employment with the Company will continue until January 27, 2012, at which time Mr. Maxwell will begin to serve as a consultant to the Company on special projects. Mr. Maxwell will be entitled to receive a pro rata portion of any bonus earned under the Cracker Barrel Old Country Store, Inc. and Subsidiaries 2012 performance based annual bonus plan. Unless earlier terminated, the term of this consulting arrangement will expire on May 31, 2013. Mr. Maxwell’s consulting agreement provides that, beginning on January 27, 2012, the Company will pay Mr. Maxwell at his current base salary during the term of the consulting agreement. Furthermore, Mr. Maxwell will receive a continuation of his health and life insurance benefits during the term of his consulting agreement. The payment of the foregoing benefits is subject to execution by Mr. Maxwell of a release of claims against the Company.
     Pursuant to the terms of the consulting agreement, Mr. Maxwell will be subject to certain noncompetition and nonsolicitation restrictions for 24 months following January 27, 2012, as well as certain continuing confidentiality obligations.

     The agreements referenced above were reviewed and approved by the Compensation Committee of the Board (the “Committee”) with the advice and review of the Committee’s independent compensation consulting firm regarding the overall terms, covenants and conditions. With respect to the employment agreements described above, among other matters, the Committee reviewed performance components of total compensation and a comparison with the Company’s previously established peer group for compensation. The Committee observed that more than 75% of total compensation for the Chief Executive Officer is subject to performance-based metrics, and the total target compensation is below the 50th percentile of the established peer group. As stated above, the compensation components of the role of Executive Chairman were established in March 2011 and are unchanged by Mr. Woodhouse’s employment agreement described above.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Employment Agreement, dated September 12, 2011, between the Company and Sandra B. Cochran
10.2	Employment Agreement, dated September 12, 2011, between the Company and Michael A. Woodhouse

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2011	CRACKER BARREL OLD COUNTRY STORE, INC.
	By:	/s/ Lawrence E. Hyatt
		Name:	Lawrence E. Hyatt
		Title:	Senior Vice President and Chief Financial Officer